Exhibit 11(a)

KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402




                         Independent Auditors' Consent


The Board of Directors
First American Investment Funds, Inc.:



We consent to the use of our report dated November 3, 1995 included herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "Custodian; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.



                           /s/ KPMG Peat Marwick LLP

                                KPMG Peat Marwick LLP



Minneapolis, Minnesota
November 14, 1995